Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Annual Report on Form 10-K of Transgenomic, Inc. for the period ended December 31, 2016, I, Paul Kinnon, Chief Executive Officer and Interim Chief Financial Officer of Transgenomic, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Annual Report on Form 10-K of Transgenomic, Inc. for the period ended December 31, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Annual Report on Form 10-K of Transgenomic, Inc. for the period ended December 31, 2016, fairly presents, in all material respects, the financial condition and results of operations of Transgenomic, Inc.

/s/ PAUL KINNON
Paul Kinnon
President, Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Date: April 12, 2017
A signed original of the certification required by Section 906 has been provided to Transgenomic, Inc. and will be retained by Transgenomic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.